EXHIBIT  23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-73125 pertaining to common stock issued by Incyte Pharmaceuticals, Inc. to Former Shareholders of Hexagen Limited) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-76236 and No. 33-93668 pertaining to the 1993 Directors' Stock Option Plan of Incyte Pharmaceuticals, Inc.; Nos. 33-76344, 33-93666, 333-13449, 333-31413 and 333-63069 pertaining to the 1991
Stock Plan of Incyte Pharmaceuticals, Inc.; No. 333-31409 pertaining to the Incyte Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan; No. 333-46639 pertaining to the Options Assumed by Incyte Pharmaceuticals, Inc. Originally
Granted Under the Synteni, Inc. 1996 Equity Incentive Plan; and No. 333-67691 pertaining to Options issued by Incyte Pharmaceuticals, Inc. to Former Optionholders of Hexagen Limited) of Incyte Pharmaceuticals, Inc. of our report dated January 15, 1999 relating to the financial statements of diaDexus, LLC, appearing on page 67 of the Incyte Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 1998.

\s\  PricewaterhouseCoopers  LLP

San  Jose,  California
March  23,  1999